                         OFFICE OF THRIFT SUPERVISION

                           Washington, D.C.  20552


                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT OF SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                July  3, 1996
-----------------------------------------------------------------------------
              Date of Report (Date of earliest event reported)


                          FIRST SAVINGS BANK, F.S.B.
-----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


       UNITED STATES
(OFFICE OF THRIFT SUPERVISION)    OTS DOCKET #2891            85-0028945
-----------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No)


                              801 PILE STREET
                         CLOVIS, NEW MEXICO 88101
-----------------------------------------------------------------------------
                (Address of principal Executive offices)

                              (505) 762-4417
-----------------------------------------------------------------------------
         (Registrant's telephone number, including area code)


-----------------------------------------------------------------------------
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On July 1, 1996, First Savings Bank, F.S.B., Clovis, New Mexico (the "Company"), submitted an application to the Office of Thrift Supervision ("OTS") seeking approval of the following proposed actions: (1) formation of Access Anytime Bancorp, Inc., a Delaware Corporation, to become a unitary thrift holding company through the acquisition of the Bank (the "Company"); (2) formation of New First Savings Bank, F.S.B. a federally chartered, non-resulting, interim thrift that will be wholly-owned by Company (the "New Bank"); and (3) the merger of New Bank with and into the Bank accomplished through a share exchange of all of the issues and outstanding common stock of the Bank for an equivalent number of shares of common stock of the Company.




                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FIRST SAVINGS BANK, F.S.B.
DATE: July 3, 1996
                                        By:      /s/  KEN HUEY, JR.
                                           ---------------------------------
                                              Ken Huey, Jr. President and
                                              Chief Executive Officer